UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/25/2011

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14206

Texas	74-0607870
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas 79901
(Address of principal executive offices, including zip code)

(915) 543-5711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

At its weekly meeting on October 25, 2011, the City Council for the City of El Paso (the "City") postponed a decision on establishing temporary rates for customers of El Paso Electric Company (the "Company") residing within the City limits until November 15, 2011. At the meeting, the Company made a presentation to City Council, defending its rates, and a copy of the presentation is available on the Company's website at www.epelectic.com under the "Regulatory Filings" tab of the "Investor Relations" page.

The Company plans to file an appeal with the Public Utility Commission of Texas (the "PUCT") of the resolution adopted by City Council on October 4, 2011 which ordered the Company to show cause why its base rates for electric service for customers within the City limits should not be lowered. The Company will post a copy of the appeal on the Company's website at www.epelectric.com under the "Regulatory Filings" tab of the "Investor Relations" page once it has been filed with the PUCT.

The Company's website and its contents should not be construed to be incorporated into or form a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Date: October 26, 2011	By:	/s/ DAVID G. CARPENTER
DAVID G. CARPENTER
Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)